UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014 (June 17, 2014)

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 17, 2014 and in connection with Learning Tree International, Inc.’s (the “Company”) Swedish subsidiary, Learning Tree International AB, entering into an agreement with Forvaltningsbolaget Marievik HB (“the Landlord”) to terminate its Rental Lease agreement with the Landlord, as discussed in Item 1.02 below, that related to its existing Education Center and General Offices, Learning Tree International AB signed a new lease agreement (“the New Lease”) for 1060 square meters of space with Vasakronan (“the New Landlord”) located at Stockholm Lindhagensgatan 126. A summary of the materials terms of the New Lease are as follows:

●	Term:	January 1, 2015 to December 31, 2019.
●	Basic rent:	SEK 2.65 million per year (or approximately US $400,000 per year currently)
●	Basic Supplemental rent:	SEK 0.49 million per year (or approximately US $75,000 per year currently)
●	Security Deposit:	SEK 1.5 million (or approximately US $200,000 currently)

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 17, 2014, the Company’s Swedish subsidiary, Learning Tree International AB, entered into an agreement with the Landlord whereby Learning Tree International AB agreed to the Landlord’s request to terminate the Rental Lease between Learning Tree International AB and the Landlord (“the Prior Lease Agreement”) as of December 31, 2014 in exchange for the Landlord’s assistance in obtaining a lease for a comparable commercial facility in Stockholm, Sweden. In connection with this termination of the Prior Lease Agreement, the Landlord agreed to pay SEK 3.74 million (or approximately US $600,000 currently), of which SEK 1.0 million (or approximately US $150,000 currently) has been paid in advance, to Learning Tree International AB, with the remaining amounts to be paid toward the cost of building renovations and toward the cost of moving to the new facility. The Landlord also agreed to pay the cost up to SEK 0.20 million (or approximately US $30,000 currently) for an architect for the new facility.

In addition, the Landlord will provide funding such that the new facility will have the same standards and functionality as Learning Tree International AB’s current facility. In the event that the move to the new facility is delayed, the Landlord will extend Learning Tree International AB’s lease for its existing facility until February 28, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the New Lease is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 19, 2014	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President